Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 21, 2021, with respect to the financial statements and financial highlights of Neuberger Berman Long Short Fund, a series of Neuberger Berman Alternative Funds, incorporated herein by reference on Form N-1A.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 24, 2023